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                                                                     EXHIBIT 5.1

                               May 24, 1995

Altron Incorporated
One Jewel Drive
Wilmington, MA 01887-3390

Ladies and Gentlemen:

  We have acted as counsel to Altron Incorporated, a Massachusetts corporation (the "Company"), in connection with the proceedings being taken to register under the Securities Act of 1933, as amended, up to 1,495,000 shares of the Company's common stock, par value $.05 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-3 (File No. 33-58287) (the "Registration Statement"). The Registration Statement relates to the proposed public offering by the Company of 1,395,000 shares of Common Stock (assuming the exercise in full of the over-allotment option described in the Registration Statement) and to the proposed public offering by a shareholder of the Company (the "Selling Shareholder") of 100,000 shares of Common Stock.

  Based upon such investigation as we have deemed necessary and having regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

    2. The Company is authorized to issue 30,000,000 shares of Common Stock, par value $.05 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

    3. When issued and sold under the circumstances contemplated in the Registration Statement, the maximum of 1,395,000 shares of Common Stock being offered by the Company will be validly issued, fully paid and nonassessable, and the maximum of 100,000 shares of Common Stock being offered by the Selling Shareholder will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          Hutchins, Wheeler & Dittmar
                                          A Professional Corporation